UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No. 1)

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OTELCO INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

To be held on May 17, 2007

April 27, 2007

Dear Stockholders:

This Supplement amends and restates the 2006 Summary Compensation Table and the Grants of Plan-Based Awards Table on pages 16 and 17, respectively, of the Proxy Statement for our Annual Meeting of Stockholders to be held on May 17, 2007. Although the total compensation column in the 2006 Summary Compensation Table was correct, the Non-Equity Incentive Plan Compensation column contained certain clerical errors. Accordingly, the entire table is amended and restated as set forth herein. The second table included herein, the Grants of Plan-Based Awards, is amended and restated to correct certain clerical errors.

Sincerely,

/s/ Curtis L. Garner, Jr.
Curtis L. Garner, Jr.
CFO and Secretary

2006 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(2)	Total ($)

Michael D. Weaver Chairman, President and CEO(3)	2006	$256,863	$0	$79,198	$15,650	$351,711
Curtis L. Garner, Jr. CFO & Secretary	2006	158,082	0	47,424	10,307	215,813
Dennis K. Andrews Vice President & General Manager – Alabama	2006	145,725	0	33,951	12,259	191,935
Jerry C. Boles Vice President & Controller	2006	114,971	0	26,417	7,638	149,026
Gary B. Romig Vice President & General Manager – Missouri	2006	109,251	0	25,297	7,456	142,004

——————

(1)

Cash bonus earned for performance in 2006 and paid in 2007 after Board approval.

(2)

Reflects the value of the Company’s matching contribution to our 401(k) plan and the value of the individual’s personal use of a company provided vehicle.

(3)

Mr. Weaver does not receive any compensation for his services as a director.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Michael D. Weaver Chairman, President and CEO	2/23/06	$0	$79,198	$79,198
Curtis L. Garner, Jr. CFO & Secretary	2/23/06	0	47,424	47,424
Dennis K. Andrews Vice President & General Manager – Alabama	2/23/06	0	33,951	33,951
Jerry C. Boles Vice President & Controller	2/23/06	0	26,417	26,417
Gary B. Romig Vice President & General Manager – Missouri	2/23/06	0	25,297	25,297